UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

September 25, 2018

VIVUS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33389	94-3136179
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 E. HAMILTON AVENUE, SUITE 550

CAMPBELL, CA 95008

(Address of principal executive offices, including zip code)

(650) 934-5200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 7.01.  Regulation FD Disclosure

On September 26, 2018, VIVUS, Inc. (the “Company”) issued a press release titled “VIVUS Regains Compliance with Nasdaq Listing Requirements.”

A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K. The information in this Item 7.01 and the exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, or incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in any such filing.

Item 8.01.  Other Events

On September 25, 2018, the Company received notification from the staff (the “Staff”) of The Nasdaq Stock Market (“Nasdaq”) that the Company regained compliance with Listing Rule 5550(a)(2) (the “Rule”), which requires a minimum bid price of $1.00 per share. The Staff notified the Company that it has regained compliance with the Rule and it has closed the matter. The Company is now fully compliant with all Nasdaq listing rules.

Item 9.01. Financial Statements and Exhibits

(d)           Exhibits.

Exhibit No.	Description

99.1	Press Release issued by VIVUS, Inc. dated September 26, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIVUS, INC.

/s/ John L. Slebir
John L. Slebir
Senior Vice President, Business Development and General Counsel
Date: September 26, 2018